Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2021, included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-239616) and related Prospectus of Open Lending Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Austin, Texas

April 1, 2021